UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

ABITIBIBOWATER INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc.

1155 Metcalfe Street, Suite 800

Montreal, Quebec

Canada H3B 5H2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Bowater Incorporated (“Bowater”), a subsidiary of AbitibiBowater Inc. (“AbitibiBowater”), and certain of Bowater’s direct and indirect subsidiaries, entered into amendments, dated as March 31, 2008 (the “Amendments”), to Bowater’s U.S. and Canadian credit agreements. The Amendment to the U.S. credit agreement was entered into between Bowater and certain subsidiaries of Bowater, AbitibiBowater, certain lenders party thereto and Wachovia Bank, National Association, as Administrative Agent for the various lenders under that credit agreement. The Amendment to the Canadian credit agreement was entered into among Bowater, Bowater Canadian Forest Products Inc. (an indirect subsidiary of Bowater), and certain subsidiaries of Bowater, AbitibiBowater, certain lenders party thereto and The Bank of Nova Scotia, as Administrative Agent for the lenders party to that credit agreement. The Amendments principally (i) withdraw the requirement that Bowater transfer the Catawba, South Carolina mill assets and related operations to a new subsidiary of Bowater; (ii) require that Bowater transfer the stock in subsidiaries owning the Coosa Pines and Grenada assets to AbitibiBowater and grant the lenders first-ranking mortgages on such assets before April 30, 2008; (iii) amend the “change in control” definition so that following the conversion into equity of the $350 million aggregate principal amount of AbitibiBowater 8.0% Convertible Notes due 2013 issued to Fairfax Financial Holdings Limited on April 1, 2008 (the “AbitibiBowater Convertible Debt”), no person or group may own more than 50% of the voting stock of AbitibiBowater, as compared to 30% prior to the Amendments; (iv) provide an unsecured guarantee by AbitibiBowater of obligations under the U.S. credit agreements; (v) permit AbitibiBowater to incur the AbitibiBowater Convertible Debt and permit Bowater to send distributions to AbitibiBowater to service interest on such debt so long as certain conditions are satisfied; (vi) permit Bowater to send distributions to AbitibiBowater to fund 50% of AbitibiBowater’s overhead expenses plus, if no default exists, up to $10,000,000 per year; (vii) impose additional reporting obligations on Bowater and implement more extensive eligibility criteria for the assets that may be used in determining the borrowing base under the facility, thereby reducing the funds available under the credit facility; and (viii) extend until April 15, 2008 the time for delivery of Bowater’s 2007 audited financial statements, related compliance and other certificates and its 2008 annual business plan and projections.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are filed as Exhibits 10.1 and 10.2 hereto, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fourth Amendment, dated as of March 31, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Incorporated, certain subsidiaries of Bowater party thereto, AbitibiBowater, Inc., the Lenders and the Canadian Lenders party thereto and Wachovia Bank, National Association, as administrative agent for the Lenders party thereto

10.2	Fourth Amendment, dated as of March 31, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, certain subsidiaries and affiliates of Bowater party thereto, AbitibiBowater, Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

By:	/s/ William G. Harvey
Name:	William G. Harvey
Title:	Senior Vice President, Chief Financial Officer

Dated: April 4, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Fourth Amendment, dated as of March 31, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Incorporated, certain subsidiaries of Bowater party thereto, AbitibiBowater, Inc., the Lenders and the Canadian Lenders party thereto and Wachovia Bank, National Association, as administrative agent for the Lenders party thereto

10.2	Fourth Amendment, dated as of March 31, 2008, to the Credit Agreement dated as of May 31, 2006 by and among Bowater Canadian Forest Products Inc., Bowater Incorporated, certain subsidiaries and affiliates of Bowater party thereto, AbitibiBowater, Inc., the Lenders and the U.S. Lenders party thereto and The Bank of Nova Scotia, as administrative agent for the Lenders party thereto

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